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                                    EXHIBIT
5

                        JAMES B.
PARSONS, P.S.
                      500 108th Avenue
NE, Suite 1710
                         Bellevue, WA
98004
                            (425)
451-8036
                         (425) 451-8568
(fax)

                                 March 8,
2000

Board of Directors
Masterpiece Technology Group,
Inc.
455 Wards Corner Road, Suite
700
Loveland, Ohio, 45140

Dear Gentlemen:

         In my capacity as counsel
for Masterpiece technology
Group, Inc. (the
"Company"), I have participated
in the corporate proceedings
relative to the
authorization and issuance by
the Company of a maximum of
15,000 shares of
common stock pursuant to the
Consulting Agreements as set
out and described in
the Company's Registration
Statement on Form S-8 (File
No. 333-74231) under the
Securities Act of 1933 (the
"Registration Statement"). I
have also participated
in the preparation and filing of
the Registration Statement.

         Based upon the foregoing
and upon my examination of
originals (or
copies certified to our
satisfaction) of such corporate
records of the Company
and other documents as I have
deemed necessary as a basis for
the opinions
hereinafter expressed, and
assuming the accuracy and
completeness of all
information supplied me by the
Company, having regard for the
legal
considerations which I deem
relevant, I am of the opinion
that:

         (1) The Company is a
corporation duly organized and
validly existing
under the laws of the State of
Utah;

         (2) The Company has
taken all requisite corporate
action and all action
required by the laws of the State
of Utah with respect to the
authorization,
issuance and sale of common
stock to be issued pursuant to
the Registration
Statement;

         (3) The maximum of
15,000 shares of common stock,
when issued and
distributed pursuant to the
Registration Statement, will be
validly issued,
fully paid and nonassessable.

         I hereby consent to the use
of this opinion as an exhibit to
the
Registration Statement and to
the references to my firm in the
Registration
Statement.

Yours very truly,

JAMES B. PARSONS, P.S.

/s/ James B. Parsons
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